                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Quantum Epitaxial Designs, Inc. (the "Company") hereby constitutes and appoints Thomas L. Hierl and William J. Burg, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company's Registration Statement No. 333-37457, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


                                              /s/  MICHAEL G BOLTON
October 17, 1997                              ---------------------------
                                                   Michael G. Bolton